Exhibit 3.174

ARTICLES OF INCORPORATION
OF
SPRINT CAPITAL CORPORATION

FIRST

The name of the Corporation is SPRINT CAPITAL CORPORATION.

SECOND

The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD

The nature of the business or purposes to be conducted by the Corporation is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH

The total number of shares of stock which the Corporation shall have authority to issue is 100 shares of common stock, each of such shares of common stock to have a par value of Two Dollars and 50 cents ($2.50) per share, and may be issued by the Corporation from time to time for such consideration as fixed from time to time by the Board of Directors.

Each stockholder of the Corporation shall be entitled to one vote for each share of stock held of record on the books of the Corporation.

FIFTH

The name and mailing address of the incorporator is as follows:

Name	Mailin3 Address

Charles R. Wunsch	2330 Shawnee Mission Parkway
Westwood, Kansas 66205

SIXTH

The Corporation shall have perpetual existence.

SEVENTH

The Board of Directors is authorized to make, alter or repeal the Bylaws of the Corporation. Election of directors need not be by written ballot.

EIGHTH

Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be designated by or in the manner provided in the Bylaws, or, if not so designated, at the registered office of the Corporation in the State of Delaware.

NINTH

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this ARTICLE NINTH shall not eliminate or limit the liability of a director to the extent provided by ap-plicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware and amendments thereto or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this ARTICLE NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

TENTH

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them or between this Corporation and its stockholders or any class of them, any court of competent jurisdiction within the State of Delaware, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code and amendments thereto, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code and amendments thereto, may order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the reorganization shall, if sanctioned by the court to which the application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

ELEVENTH

The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights of stockholders herein are subject to this reservation.

TWELFTH

The Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware.

THE UNDERSIGNED, being the incorporator above named, for the purposes of forming a corporation pursuant to the General Corporation Law of Delaware, has signed this instrument on the 19th day of May, 1993, and does thereby acknowledge that it is his act and deed and that the facts stated therein are true.

/s/ Charles R. Wunsch
Charles R. Wunsch

STATE OF KANSAS	)
) ss
COUNTY OF JOHNSON	)

Be it remembered that on this 18th day of May, 1993 personally came before me Charles R. Wunsch, party to the foregoing certificate of incorporation, known to me personally to be such, and acknowledged the said certificate to be his act and deed and that the facts stated herein are true; and that the signature of Charles R. Wunsch is his own proper handwriting. Given under my hand and seal of office the day and year aforesaid.

/s/ Laura P. Wiltfong
Notary Public

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE AND OF REGISTERED AGENT

It is hereby certified that:

1.          The name of the corporation (hereinafter called the “corporation”) is SPRINT CAPITAL CORPORATION.

2.          The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.          The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.          The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

/s/ THOMAS A GERKE
THOMAS A. GERKE, VICE PRESIDENT

CERTIFICATE OF OWNERSHIP AND MERGER

OF

SPRINT FINCO, INC.
(a Kansas corporation)

into

SPRINT CAPITAL CORPORATION
(a Delaware corporation)

It is hereby certified that:

1.        SPRINT CAPITAL CORPORATION (hereinafter sometimes referred to as the “Corporation”) is a business corporation of the State of Delaware.

2.        The Corporation is the owner of all of the outstanding shares of common stock SPRINT FINCO, INC. (“FinCo”), which is a business corporation of the State of Kansas.

3.        The laws of the jurisdiction of organization of Kansas permit the merger of a business corporation of that jurisdiction with a business corporation of another jurisdiction.

4.          The Corporation hereby merges FinCo into the Corporation.

5.          Attached hereto as Exhibit A is a copy of the resolutions adopted by unanimous written consent of the Board of Directors of the Corporation approving the merger of FinCo into the Corporation dated August 28, 2008.

Executed on August 29, 2008.

SPRINT FINCO, INC.

By:	/s/ Timothy P. O’Grady
Timothy P. O’Grady, Vice President

SPRINT CAPITAL CORPORATION

By:	/s/ Timothy P. O’Grady
Timothy P. O’Grady, Vice President

Exhibit A

RESOLUTIONS REGARDING APPROVAL OF
AGREEMENT AND PLAN OF MERGER

WHEREAS, the Board of Directors of the Corporation believes that it is in the best interests of the Corporation and its stockholder to enter into an Agreement and Plan of Merger (the “Merger Agreement”) and that Sprint FinCo, Inc., a Kansas corporation (“FinCo”) be merged with and into the Corporation;

WHEREAS, the Corporation will be the surviving corporation.

NOW THEREFORE, BE IT RESOLVED, that the Corporation is hereby authorized to enter into the Merger Agreement substantially in the form presented to this Board of Directors.

FURTHER RESOLVED, that the Board of Directors approves the Merger Agreement, declares the Merger Agreement to be advisable for the Corporation and its stockholder.

FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed to negotiate, execute and deliver in the name of the Corporation the Merger Agreement together with such changes therein as the officer executing such document may, in his or her sole discretion, deem necessary, advisable or appropriate (such officer’s execution thereof shall be deemed to evidence conclusively the approval of such documents and such changes).

FURTHER RESOLVED, that each officer of the Corporation be, and each of them individually hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to take all such actions, to cause to be prepared and filed all such other documents, to make all expenditures and to execute all instruments deemed by them to be necessary or desirable in carrying out and effectuating the intent of each of the foregoing resolutions and each of the transactions contemplated thereby.

FURTHER RESOLVED, that any and all actions heretofore taken by an officer or director of the Corporation in connection with the transactions and other matters contemplated by the foregoing resolutions be, and they hereby are, ratified, approved, confirmed and accepted in all respects.

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC LIMITED LIABILITY COMPANY
INTO A
DOMESTIC CORPORATION

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Sprint Capital Corporation______________________, a Delaware Corporation, and the name of the limited liability company being merged into this surviving corporation is ____________EQF Holdings, LLC, a Delaware Limited Liability Company___________________.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.

THIRD: The name of the surviving corporation is Sprint Capital Corporation_________________________________.

FOURTH: The merger is to become effective on June 30, 2015_____________________________________________.

FIFTH: The Agreement of Merger is on file at 6200 Sprint Parkway,                                 Overland Park, Kansas 66251, the place of business of the surviving corporation.

SIXTH: A copy of the Agreement of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.

SEVENTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of incorporation.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 25th day of June, A.D., 2015

By:	/s/ Timothy P. O’Grady
Authorized Officer

Name:	Timothy P. O’Grady
Print or Type

Title:	Vice President